As filed with the Securities and Exchange Commission on                           , 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	22-3192085
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Michael W. Bonney

President and Chief Executive Officer

CUBIST PHARMACEUTICALS, INC.

65 Hayden Avenue

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 860-8660

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Julio E. Vega, Esq.

Matthew J. Cushing, Esq.

BINGHAM MCCUTCHEN LLP

One Federal Street

Boston, MA 02110-1726

(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, $0.001 par value	2,017,764	(2)	$24.30	(1)	$49,031,665	$1,926.94

(1)           The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.  It is not known how many of these shares will be purchased or at what price.  The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 2,017,764 shares registered hereunder pursuant to the purchase of stock under the Amended and Restated 2000 Equity Incentive Plan, at a purchase price or exercise price of $24.30 per share, which is the average of the high and low prices of Cubist’s common stock as listed on the NASDAQ Global Select Market on November 12, 2008.

(2)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

                Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-132248) previously filed by the registrant on March 7, 2006, which registers 3,046,436 shares of common stock, the Registration Statement on Form S-8 (File No. 333-124210) previously filed by the registrant on April 21, 2005, which registers 2,900,000 shares of common stock, the Registration Statement on Form S-8 (File No. 333-118065) previously filed by the registrant on August 10, 2004, which registers 3,866,564 shares of common stock, the Registration Statement on Form S-8 (File No. 333-99739) previously filed by the registrant on September 18, 2002, which registers 1,927,067 shares of common stock, and the Registration Statement on Form S-8 (File No. 333-60168) previously filed by the registrant on May 3, 2001, which registers 1,500,000 shares of common stock. An aggregate filing fee for all such prior registration statements in the amount of $60,653.01 was previously paid with respect to such shares.

EXPLANATORY NOTE

On May 3, 2001, we filed a Registration Statement on Form S-8 (File No. 333-60168) (referred to in this document as the “First Registration Statement”) to register under the Securities Act 1,000,000 shares of our common stock issuable by us under the Amended and Restated 2000 Equity Incentive Plan (formerly the 2000 Nonstatutory Stock Option Plan), or the “2000 Equity Incentive Plan,” and 500,000 shares of our common stock issuable by us under the 2001 UK Stock Option Plan.  On September 18, 2002, we filed a Registration Statement on  Form S-8 (File No. 333-99739) (referred to in this document as the “Second Registration Statement”) to register under the Securities Act an additional 1,055,000 shares of our common stock issuable by us under the 2000 Equity Incentive Plan, 697,067 shares issuable by us under the Amended and Restated 1993 Stock Option Plan, and 175,000 shares issuable by us under the 2002 Directors’ Stock Option Plan.  On August 10, 2004, we filed a Registration Statement on Form S-8 (File No. 333-118065) (referred to in this document as the “Third Registration Statement”) to register under the Securities Act an additional 3,516,564 shares of common stock issuable by us under the 2000 Equity Incentive Plan and 350,000 shares issuable by us under the 2002 Directors’ Stock Option Plan.  On April 21, 2005, we filed a Registration Statement on Form S-8 (File No. 333-124210) (referred to in this document as the “Fourth Registration Statement”) to register under the Securities Act an additional 2,900,000 shares of common stock issuable by us under the 2000 Equity Incentive Plan.  On March 7, 2006, we filed a Registration Statement on Form S-8 (File No. 333-132248) (referred to in this document as the “Fifth Registration Statement”) to register under the Securities Act an additional 3,046,436 shares of common stock issuable by us under the 2000 Equity Incentive Plan.

At the 2008 Annual Meeting of Stockholders of Cubist held on June 11, 2008, our stockholders approved an amendment to our 2000 Equity Incentive Plan pursuant to which the number of shares of common stock that may be issued under the 2000 Equity Incentive Plan was increased by 2,000,000 shares.  In addition to the registration of such shares, this Registration Statement on Form S-8 registers an additional 17,764 shares that were previously approved by the Board of Directors and stockholders of Cubist as being issuable under our 2000 Equity Incentive Plan but that we have inadvertently failed to register to date.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 2,017,764 shares of our common stock that may be granted under the 2000 Equity Incentive Plan at any time or from time to time after the date hereof under such plan. Pursuant to General Instruction E to Form S-8, the registrant hereby incorporates herein by reference the contents of the First Registration Statement, Second Registration Statement, Third Registration Statement, Fourth Registration Statement, and Fifth Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•

Current Reports on Form 8-K, or any amendment thereto, filed on February 7, 2008, February 15, 2008, March 13, 2008, March 17, 2008, March 25, 2008, April 29, 2008, June 17, 2008, June 25, 2008, June 27, 2008, July 8, 2008, September 10, 2008, and October 16, 2008.

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

•

the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, MA 02421

Attn: Investor Relations

(781) 860-8660

e-mail: ir@cubist.com

Item 5.  Interests of Named Experts or Counsel

Not applicable.

Item 8.  Exhibits

Any of the below-listed exhibits containing parenthetical information are incorporated by reference from the Company’s filing indicated next to the title of such exhibit. All other below-listed exhibits are filed herewith:

3.1	Amended and Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 6, 2004, File no. 000-21379).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 3, 2007, File no. 000-21379).

3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on December 26, 2007, File no. 000-21379).

4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist’s Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).

4.2	Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A., as Rights Agent (Exhibit 4.1, Current Report on Form 8-K, filed on August 5, 2005, File no. 000-21379).

4.3

First Amendment, dated as of March 3, 2000, to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.2, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.4

Amendment, dated as of March 20, 2002, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.3, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.5

Third Amendment, dated as of August 2, 2005, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.4, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.6	Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Trust Company, N.A., as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).

4.7	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist’s Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 13th day of November, 2008.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney
Michael W. Bonney
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Michael W. Bonney and David W.J. McGirr severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael W. Bonney	President, Chief Executive Officer and Director	November 13, 2008
Michael W. Bonney	(Principal Executive Officer)

/s/ David W.J. McGirr	Senior Vice President and Chief Financial Officer	November 13, 2008
David W.J. McGirr	(Principal Financial and Accounting Officer)

/s/ Kenneth M. Bate	Director	November 13, 2008
Kenneth M. Bate

/s/ Mark H. Corrigan	Director	November 13, 2008
Mark H. Corrigan

/s/ Sylvie Gregoire	Director	November 13, 2008
Sylvie Gregoire

/s/ Nancy Hutson	Director	November 13, 2008
Nancy Hutson

/s/ David W. Martin, Jr.	Director	November 13, 2008
David W. Martin, Jr.

/s/ Walter R. Maupay	Director	November 13, 2008
Walter R. Maupay

/s/ Martin Rosenberg	Director	November 13, 2008
Martin Rosenberg

/s/ J. Matthew Singleton	Director	November 13, 2008
J. Matthew Singleton

/s/ Martin H. Soeters	Director	November 13, 2008
Martin H. Soeters

/s/ Michael B. Wood	Director	November 13, 2008
Michael B. Wood

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 6, 2004, File no. 000-21379).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Exhibit 3.1, Cubist’s Quarterly Report on Form 10-Q, filed on August 3, 2007, File no. 000-21379).

3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on December 26, 2007, File no. 000-21379).

4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist’s Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).

4.2	Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A., as Rights Agent (Exhibit 4.1, Current Report on Form 8-K, filed on August 5, 2005, File no. 000-21379).

4.3

First Amendment, dated as of March 3, 2000, to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.2, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.4

Amendment, dated as of March 20, 2002, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.3, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.5

Third Amendment, dated as of August 2, 2005, to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company, N.A. (f/k/a Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (Exhibit 4.4, Current Report on Form 8-K, filed on August 5, 2005, File No. 000-21379).

4.6	Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Trust Company, N.A., as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).

4.7	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist’s Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).